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                                                             EXHIBIT 23(B)
                                                             -------------


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 for registration of 4,000,000 shares of common stock pertaining to the LHS Group Inc. 1996 Stock Incentive Plan, 250,000 shares of common stock pertaining to options granted to non-employee directors of the Company and 436,000 shares of common stock pertaining to options granted to certain of the employees of the Company of our report dated February 7, 1997, with respect to the consolidated financial statements and schedule of LHS Group Inc. included in its Registration Statements on Form S-1 (File Nos. 333-22195 and 333-27247), filed with the Securities and Exchange Commission.



                                        /s/ Ernst & Young LLP
                                        ERNST & YOUNG LLP
Atlanta, Georgia
June 11, 1997